UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2002

BRIAZZ, INC.

(Exact name of registrant as specified in its charter)

Washington	000-32527	91-1672311

(Jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3901 7th Avenue South, Suite 200

Seattle, Washington 98108-5206
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (206) 467-0994

Not Applicable

(Former name or address, if changed since last report)

Item 5. Other Events
SIGNATURES

Item 5. Other Events

On December 11, 2002, Flying Food Group, L.L.C. (“FFG”), a provider of in-flight catering services at major international airports in the United States, and food products for grocery and specialty retail, loaned Briazz, Inc. an additional $225,000 to be used for working capital purposes. This loan is due on demand of FFG and is secured by a pledge of Briazz’s assets. FFG or its affiliates have now loaned Briazz an aggregate of $1,025,000.

In connection with the additional funding provided by FFG, Laurus Master Fund, Ltd., the holder of the company’s 14% secured convertible note with an original principal amount of $1.25 million, agreed with FFG that the security interests held by FFG and Laurus would have equal priority. Further, Laurus deferred scheduled monthly principal payments under the note until February 28, 2003. In consideration for this accommodation by Laurus, Briazz (i) issued to Laurus a warrant to purchase 150,000 shares of common stock at $0.50 per share and (ii) amended the terms of the note to reduce the fixed conversion price under the note from $1.20 to $0.50.

As part of its previously announced plan to outsource its food production needs, on December 9, 2002, Briazz, Inc. closed its central kitchen in Los Angeles and transferred its food production operations in Los Angeles to FFG. Briazz’ Chicago central kitchen was closed in late November and its food production operations were also transferred to FFG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

BRIAZZ, INC.
/s/ Victor D. Alhadeff
Date: December 13, 2002
Victor D. Alhadeff
Chief Executive Officer, Chief Financial Officer, Secretary and Chairman

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